UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 4, 2021 (February 26, 2021)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2021, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into Amendment No. 5 to Credit Agreement (the “Fifth Amendment”) with Farm Credit Services of America, FLCA (“FLCA”), Farm Credit Services of America, PCA (“PCA”) and CoBank, ACB (“CoBank”), to amend the Company’s existing Credit Agreement dated as of June 24, 2014, as amended by Amendment No. 1 dated as of February 11, 2015, Amendment No. 2 dated as of February 11, 2015, Amendment No. 3 dated as of January 25, 2016, and Amendment No. 4 dated as of November 14, 2019 (collectively the “Credit Agreement”).  In connection with the Fifth Amendment, the Company and one of its subsidiaries—SIRE DISC, Inc.—entered into a Global Modification to Loan Documents (the “Global Modification Agreement”) with FLCA, PCA, and CoBank, which expressly added PCA as a Lender to the Company under the Credit Agreement, Restated Term Note (defined below), New Revolving Credit Note (defined below) and certain other loan documents and debt instruments of the Company.

The following are the key modifications made by the Fifth Amendment :

•
The Company’s existing First Amended and Restated Term Note  is replaced in its entirety by a new Second Amended and Restated Term Note (the “Restated Term Note”) with a maximum principal amount of $30,000,000, a maturity date of November 15, 2024, and an interest rate of LIBOR + 340 basis points (which interest rate is subject to change as discussed below).  The Restated Term Note required the Company make one principal payment of $3,750,000 during 2021, which payment was made on March 1, 2021, and thereafter requires the Company to make four equal semi-annual payments of $3,750,000 on each March 1 and September 1, through September 1, 2023.  All remaining amounts due under the Restated Term Note are due and payable on the maturity date.

•
The Company’s existing First Amended and Restated Revolving Term Note (the “Restated Revolving Term Note”) was amended to provide that the current interest rate of LIBOR + 340 basis points is now subject to change as discussed below.

•
The Company entered into a new Revolving Credit Note (the “New Revolving Credit Note”) with a maximum draw amount of $10,000,000, a maturity date of August 1, 2021 and an interest rate of LIBOR + 340 basis points (which interest rate is subject to change as discussed below).  The full amount of this New Revolving Credit Note is available on a revolving basis from time to time through maturity.

•
The provisions of the Restated Term Note, Restated Revolving Term Note, and New Revolving Credit Note (the “Notes”) are amended to provide for the adjustment of the interest rate applicable to each of the foregoing in connection with the phasing out of LIBOR.  The Credit Agreement previously calculated the interest rates for the each of the Notes as LIBOR plus a 340 basis point spread.  The Fifth Amendment provides that the interest rate for each Note is calculated using LIBOR + 340 basis points until the occurrence of certain events.  Upon the earliest occurrence of one of the specified events, the interest rate applicable to the Notes converts to a variant of the secured overnight financing rate (“SOFR”), as established from time to time by the Federal Reserve Bank of New York, plus a corresponding spread.

Except as set forth in the Fifth Amendment, all other terms of the Credit Agreement remain in full force and effect.  The credit facility continues to be secured by substantially all of the Company’s assets.

The foregoing descriptions of the Global Modification Agreement, Fifth Amendment, the Restated Term Note and the New Revolving Credit Note do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Global Modification Agreement dated February 26, 2021 by and among Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA, Farm Credit Services of America, PCA and CoBank, ACB
10.2
Amendment No. 5 to Credit Agreement dated February 26, 2021 by and among Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA, Farm Credit Services of America, PCA and CoBank, ACB

10.3	Second Amended and Restated Term Note dated February 26, 2021
10.4	Revolving Credit Note dated February 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: March 4, 2021	By:	/s/ Michael D. Jerke
Michael D. Jerke
Chief Executive Officer